UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2009

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 27, 2009, Mr. Steven C. Speak and the Company entered into a retirement agreement pursuant to which Mr. Speak resigned on that date as President, Cytec Engineered Materials and as a member of Cytec's Executive Leadership Team. Mr. Speak has also agreed to assist in transitioning his responsibilities as a consultant through October 31, 2010. Under the retirement agreement, Mr. Speak will receive the benefits he is entitled to under the terms of the Company's Executive Income Continuity Plan applicable to a member of that plan whose employment is terminated without "Cause," as defined in that plan and he will also receive fees for his consulting services. A copy of the retirement agreement is filed as Exhibit 10.1 hereto.

Also on October 27, 2009, Mr. Fleming, Chairman, President and Chief Executive Officer of the Company, appointed Mr. William Wood as a member of Cytec's Executive Leadership Team and as President, Cytec Engineered Materials. Mr. Wood has not been elected a corporate officer of the Company. A copy of our October 27, 2009 press release announcing Mr. Wood's appointment and Mr. Speak's resignation is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

The following exhibits have been filed, in the case of Exhibit 10.2(r), or furnished, in the case of Exhibit 99.1, with this report.

10.1        Retirement Agreement, dated as of October 27, 2009, between Steven C. Speak and the Registrant.

99.1        Press Release dated October 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: November 02, 2009	By:	/s/ Roy Smith
Roy Smith
Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated October 27, 2009
EX-10.1	Retirement Agreement, dated as of October 27, 2009, between Steven C. Speak and the Registrant